Exhibit 10.1

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

Effective January 1, 2005

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

TABLE OF CONTENTS

ARTICLE 1	Definitions	1
1.1	"Account Balance"	1
1.2	"Annual Account"	1
1.3	"Annual Deferral Amount"	1
1.4	“Annual Incentive”	1
1.5	"Annual Installment Method"	2
1.6	"Base Salary"	2
1.7	"Beneficiary"	2
1.8	"Beneficiary Designation Form"	2
1.9	"Benefit Distribution Date"	3
1.10	"Board"	3
1.11	"Change in Control"	3
1.12	"Code"	4
1.13	"Committee"	4
1.14	"Company"	4
1.15	"Company Contribution Amount"	5
1.16	"Disability" or "Disabled"	5
1.17	"Election Form"	5
1.18	"Employee"	5
1.19	"Employer(s)"	5
1.20	"ERISA"	6
1.21	"Participant"	6
1.22	"Performance-Based Compensation"	6
1.23	"Plan"	6
1.24	"Plan Agreement"	6
1.25	"Plan Year"	6
1.26	"Retirement," "Retire(s)" or "Retired"	6
1.27	"Separation from Service"	7
1.28	"Specified Employee"	8
1.29	"Trust"	9
1.30	"Unforeseeable Emergency"	9
1.31	"Years of Service"	9

ARTICLE 2	Selection, Enrollment, Eligibility	9
2.1	Selection by Committee	9
2.2	Enrollment and Eligibility Requirements; Commencement of Participation	9

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Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

ARTICLE 3	Deferral Commitments/Company Contribution Amounts/Company Restoration Matching Amounts/Vesting/Crediting/Taxes	10
3.1	Minimum Deferrals	10
3.2	Maximum Deferral	10
3.3	Timing of Deferral Elections; Effect of Election Form	11
3.4	Withholding and Crediting of Annual Deferral Amounts	12
3.5	Company Contribution Amount	12
3.6	Investment of Trust Assets	13
3.7	Vesting	13
3.8	Crediting/Debiting of Account Balances	14
3.9	FICA and Other Taxes	15

ARTICLE 4	Scheduled Distribution; Unforeseeable Emergencies	16
4.1	Scheduled Distributions	16
4.2	Postponing Scheduled Distributions	16
4.3	Other Benefits Take Precedence Over Scheduled Distributions	17
4.4	Unforeseeable Emergencies	17

ARTICLE 5	Retirement Benefit	18
5.1	Retirement Benefit	18
5.2	Payment of Retirement Benefits	18

ARTICLE 6	Termination Benefit	19
6.1	Termination Benefit	19
6.2	Payment of Termination Benefit	19

ARTICLE 7	Disability Benefit	20
7.1	Disability Benefit	20
7.2	Payment of Disability Benefit	20

ARTICLE 8	Death Benefit	20
8.1	Death Benefit	20
8.2	Payment of Death Benefit	20

ARTICLE 9	Beneficiary Designation	20
9.1	Beneficiary	20
9.2	Beneficiary Designation; Change	20
9.3	Acknowledgement	21
9.4	No Beneficiary Designation	21
9.5	Doubt as to Beneficiary	21
9.6	Discharge of Obligations	21

ARTICLE 10	Leave of Absence	21
10.1	Paid Leave of Absence	21
10.2	Unpaid Leave of Absence	21

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Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

ARTICLE 11	Termination of Plan, Amendment or Modifications	22
11.1	Termination of Plan	22
11.2	Amendment	22
11.3	Plan Agreement	22
11.4	Effect of Payment	22

ARTICLE 12	Administration	23
12.1	Committee	23
12.2	Administration Upon Change In Control	23
12.3	Agents	23
12.4	Binding Effect of Decisions	23
12.5	Indemnity of Committee	23
12.6	Employer Information	24

ARTICLE 13	Other Benefits and Agreements	24
13.1	Coordination with Other Benefits	24

ARTICLE 14	Claims Procedures	24
14.1	Presentation of Claim	24
14.2	Notification of Decision	24
14.3	Review of a Denied Claim	25
14.4	Decision on Review	25
14.5	Legal Action	26

ARTICLE 15	Trust	26
15.1	Establishment of the Trust	26
15.2	Interrelationship of the Plan and the Trust	26
15.3	Distributions From the Trust	27

ARTICLE 16	Miscellaneous	27
16.1	Status of Plan	27
16.2	Unsecured General Creditor	27
16.3	Employer's Liability	27
16.4	Nonassignability	27
16.5	Not a Contract of Employment	27
16.6	Furnishing Information	28
16.7	Terms	28
16.8	Captions	28
16.9	Governing Law	28
16.10	Notice	28
16.11	Successors	29
16.12	Spouse's Interest	29
16.13	Validity	29

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Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

16.14	Incompetent	29
16.15	Domestic Relations Orders	29
16.16	Distribution in the Event of Income Inclusion Under Code Section 409A	29
16.17	Deduction Limitation on Benefit Payments	30
16.18	Insurance	30

-iv-

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

Purpose

The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of Thermo Fisher Scientific Inc. a Delaware corporation, and its subsidiaries.  This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

This Plan is intended to comply with all applicable law, including Code Section 409A and related Treasury guidance and Regulations, and shall be operated and interpreted in accordance with this intention.  In order to transition to the requirements of Code Section 409A and related Treasury Regulations, the Company may make available to Participants certain transition relief provided under Notice 2006-79, as described more fully in Appendix A of this Plan.  This Plan is intended to apply to deferrals made on or after January 1, 2005.

ARTICLE 1
Definitions

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1
"Account Balance" shall mean, with respect to a Participant, an entry on the records of the Employer equal to the sum of the Participant's Annual Accounts.  The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2
"Annual Account" shall mean, with respect to a Participant, an entry on the records of the Employer equal to (a) the sum of the Participant's Annual Deferral Amount and Company Contribution Amount for any one Plan Year, plus (b) amounts credited or debited to such amounts pursuant to this Plan, less (c) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Annual Account for such Plan Year.  The Annual Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.3
"Annual Deferral Amount" shall mean that portion of a Participant's Base Salary and Annual Incentive that a Participant defers in accordance with Article 3 for any one Plan Year, without regard to whether such amounts are withheld and credited during such Plan Year.

1.4
“Annual Incentive” shall mean any compensation, in addition to Base Salary relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer’s annual bonus and cash incentive plans, or any other bonus arrangement designated by the Company, excluding stock options and restricted stock.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

1.5
"Annual Installment Method" shall mean the method used to determine the amount of each payment due to a Participant who has elected to receive a benefit over a period of years in accordance with the applicable provisions of the Plan.  The amount of each annual payment due to the Participant shall be calculated by multiplying the balance of the Participant's benefit by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due to the Participant.  By way of example, if the Participant elects a ten (10) year Annual Installment Method, the first payment shall be 1/10 of the balance of the Participant’s benefit.  The following year, the payment shall be 1/9 of the balance of the Participant’s benefit.  The amount of the first annual payment shall be calculated as of the close of business on or around the Participant's Benefit Distribution Date, and the amount of each subsequent annual payment shall be calculated on or around each anniversary of such Benefit Distribution Date.  For purposes of this Plan, the right to receive a benefit payment in annual installments shall be treated as the entitlement to a single payment.

1.6
"Base Salary" shall mean the annual cash compensation relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, Annual Incentive payments, non-monetary awards, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income).  Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

1.7
"Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.8
"Beneficiary Designation Form" shall mean the form, which may be in electronic format, established from time to time by the Company that a Participant completes, signs and returns to the Company to designate one or more Beneficiaries.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

1.9
"Benefit Distribution Date" shall mean the date upon which all or an objectively determinable portion of a Participant's vested benefits will become eligible for distribution.  Except as otherwise provided in the Plan, a Participant's Benefit Distribution Date shall be determined based on the earliest to occur of an event or scheduled date set forth in Articles 4 through 8, as applicable.

1.10	"Board" shall mean the board of directors of the Company.

1.11
"Change in Control" shall mean the occurrence of a "change in the ownership," a "change in the effective control" or a "change in the ownership of a substantial portion of the assets" of a corporation, as determined in accordance with this Section.

In order for an event described below to constitute a Change in Control with respect to a Participant, except as otherwise provided in part (b)(ii) of this Section, the applicable event must relate to the corporation for which the Participant is providing services, the corporation that is liable for payment of the Participant's Account Balance (or all corporations liable for payment if more than one), as identified in accordance with Treas. Reg. § 1.409A-3(i)(5)(ii)(A)(2), or such other corporation identified in accordance with Treas. Reg. § 1.409A-3(i)(5)(ii)(A)(3).

In determining whether an event shall be considered a "change in the ownership," a "change in the effective control" or a "change in the ownership of a substantial portion of the assets" of a corporation, the following provisions shall apply:

(a)
A "change in the ownership" of the applicable corporation shall occur on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of such corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation, as determined in accordance with Treas. Reg. § 1.409A-3(i)(5)(v).  If a person or group is considered either to own more than 50% of the total fair market value or total voting power of the stock of such corporation, or to have effective control of such corporation within the meaning of part (b) of this Section, and such person or group acquires additional stock of such corporation, the acquisition of additional stock by such person or group shall not be considered to cause a "change in the ownership" of such corporation.

(b)	A "change in the effective control" of the applicable corporation shall occur on either of the following dates:

(i)
The date on which any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of such corporation possessing 40% or more of the total voting power of the stock of such corporation, as determined in accordance with Treas. Reg. § 1.409A-3(i)(5)(vi).  If a person or group is considered to possess 40% or more of the total voting power of the stock of a corporation, and such person or group acquires additional stock of such corporation, the acquisition of additional stock by such person or group shall not be considered to cause a "change in the effective control" of such corporation; or

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

(ii)
The date on which a majority of the members of the applicable corporation's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such corporation's board of directors before the date of the appointment or election, as determined in accordance with Treas. Reg. § 1.409A-3(i)(5)(vi).  In determining whether the event described in the preceding sentence has occurred, the applicable corporation to which the event must relate shall only include a corporation identified in accordance with Treas. Reg. § 1.409A-3(i)(5)(ii) for which no other corporation is a majority shareholder.

(c)
A "change in the ownership of a substantial portion of the assets" of the applicable corporation shall occur on the date on which any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the corporation immediately before such acquisition or acquisitions, as determined in accordance with Treas. Reg. § 1.409A-3(i)(5)(vii).  A transfer of assets shall not be treated as a "change in the ownership of a substantial portion of the assets" when such transfer is made to an entity that is controlled by the shareholders of the transferor corporation, as determined in accordance with Treas. Reg. § 1.409A-3(i)(5)(vii)(B).

1.12	"Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.13	"Committee" shall mean the Compensation Committee of the Board or such other committee as the Board may appoint from time to time.

1.14	"Company" shall mean Thermo Fisher Scientific Inc., a Delaware corporation, and any successor to all or substantially all of the Company's assets or business.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

1.15	"Company Contribution Amount" shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.16
"Disability" or "Disabled" shall mean that a Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant's Employer.  For purposes of this Plan, a Participant shall be deemed Disabled if determined to be totally disabled by the Social Security Administration.  A Participant shall also be deemed Disabled if determined to be disabled in accordance with the applicable disability insurance program of such Participant's Employer, provided that the definition of "disability" applied under such disability insurance program complies with the requirements of this Section.

1.17
"Election Form" shall mean the form, which may be in electronic format, established from time to time by the Company that a Participant completes, signs and returns to the Company to make an election under the Plan.

1.18	"Employee" shall mean a person who is an employee of an Employer.

1.19	"Employer(s)" shall be defined as follows:

(a)	Except as otherwise provided in part (b) of this Section, the term "Employer" shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired).

(b)	For the purpose of determining whether a Participant has experienced a Separation from Service, the term "Employer" shall mean:

(i)	The entity for which the Participant performs services and with respect to which the legally binding right to compensation deferred or contributed under this Plan arises; and

(ii)
All other entities with which the entity described above would be aggregated and treated as a single employer under Code Section 414(b) (controlled group of corporations) and Code Section 414(c) (a group of trades or businesses, whether or not incorporated, under common control), as applicable.  In order to identify the group of entities described in the preceding sentence, the Company shall use an ownership threshold of at least 50% as a substitute for the 80% minimum ownership threshold that appears in, and otherwise must be used when applying, the applicable provisions of (A) Code Section 1563 for determining a controlled group of corporations under Code Section 414(b), and (B) Treas. Reg. § 1.414(c)-2 for determining the trades or businesses that are under common control under Code Section 414(c).

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

1.20	"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.21
"Participant" shall mean any Employee (a) who is selected to participate in the Plan, (b) whose executed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Company, and (c) whose Plan Agreement has not terminated.  A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.22
"Performance-Based Compensation" shall mean compensation the entitlement to or amount of which is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months, as determined by the Company in accordance with Treas. Reg. § 1.409A-1(e).

1.23
"Plan" shall mean the Thermo Fisher Scientific Inc. 2005 Deferred Compensation Plan, which shall be evidenced by this instrument, as it may be amended from time to time, and by any other documents that together with this instrument define a Participant's rights to amounts credited to his or her Account Balance.

1.24
"Plan Agreement" shall mean a written agreement in the form prescribed by or acceptable to the Company that evidences a Participant's agreement to the terms of the Plan and which may establish additional terms or conditions of Plan participation for a Participant.  Unless otherwise determined by the Company, the most recent Plan Agreement accepted with respect to a Participant shall supersede any prior Plan Agreements for such Participant.  Plan Agreements may vary among Participants and may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan.

1.25	"Plan Year" shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.26	"Retirement," "Retire(s)" or "Retired" shall mean with respect to a Participant who is an Employee, a Separation from Service on or after the attainment of age 55 with 10 Years of Service.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

1.27
"Separation from Service" shall mean a termination of services provided by a Participant to his or her Employer, whether voluntarily or involuntarily, other than by reason of death or Disability, as determined by the Company in accordance with Treas. Reg. § 1.409A-l(h).  In determining whether a Participant has experienced a Separation from Service, the following provisions shall apply:

(a)
For a Participant who provides services to an Employer as an Employee, except as otherwise provided in part (c) of this Section, a Separation from Service shall occur when such Participant has experienced a termination of employment with such Employer.  A Participant shall be considered to have experienced a termination of employment when the facts and circumstances indicate that the Participant and his or her Employer reasonably anticipate that either (i) no further services will be performed for the Employer after a certain date, or (ii) that the level of bona fide services the Participant will perform for the Employer after such date (whether as an Employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed by such Participant (whether as an Employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Employer if the Participant has been providing services to the Employer less than 36 months).

If a Participant is on military leave, sick leave, or other bona fide leave of absence, the employment relationship between the Participant and the Employer shall be treated as continuing intact, provided that the period of such leave does not exceed 6 months, or if longer, so long as the Participant retains a right to reemployment with the Employer under an applicable statute or by contract.  If the period of a military leave, sick leave, or other bona fide leave of absence exceeds 6 months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship shall be considered to be terminated for purposes of this Plan as of the first day immediately following the end of such 6-month period.  In applying the provisions of this paragraph, a leave of absence shall be considered a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer.

(b)
For a Participant who provides services to an Employer as an independent contractor, except as otherwise provided in part (c) of this Section, a Separation from Service shall occur upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for such Employer, provided that the expiration of such contract(s) is determined by the Company to constitute a good-faith and complete termination of the contractual relationship between the Participant and such Employer.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

(c)
For a Participant who provides services to an Employer as both an Employee and an independent contractor, a Separation from Service generally shall not occur until the Participant has ceased providing services for such Employer as both an Employee and as an independent contractor, as determined in accordance with the provisions set forth in parts (a) and (b) of this Section, respectively.  Similarly, if a Participant either (i) ceases providing services for an Employer as an independent contractor and begins providing services for such Employer as an Employee, or (ii) ceases providing services for an Employer as an Employee and begins providing services for such Employer as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services for such Employer in both capacities, as determined in accordance with the applicable provisions set forth in parts (a) and (b) of this Section.

Notwithstanding the foregoing provisions in this part (c), if a Participant provides services for an Employer as both an Employee and as a Director, to the extent permitted by Treas. Reg. § 1.409A-1(h)(5) the services provided by such Participant as a Director shall not be taken into account in determining whether the Participant has experienced a Separation from Service as an Employee, and the services provided by such Participant as an Employee shall not be taken into account in determining whether the Participant has experienced a Separation from Service as a Director.

1.28
"Specified Employee" shall mean any Participant who is determined to be a "key employee" (as defined under Code Section 416(i) without regard to paragraph (5) thereof) for the applicable period, as determined annually by the Company in accordance with Treas. Reg. § 1.409A-1(i).  In determining whether a Participant is a Specified Employee, the following provisions shall apply:

(a)
The Company's identification of the individuals who fall within the definition of "key employee" under Code Section 416(i) (without regard to paragraph (5) thereof) shall be based upon the 12-month period ending on each December 31st (referred to below as the "identification date").  In applying the applicable provisions of Code Section 416(i) to identify such individuals, "compensation" shall be determined in accordance with Treas. Reg. § 1.415(c)-2(a) without regard to (i) any safe harbor provided in Treas. Reg. § 1.415(c)-2(d), (ii) any of the special timing rules provided in Treas. Reg. § 1.415(c)-2(e), and (iii) any of the special rules provided in Treas. Reg. § 1.415(c)-2(g); and

(b)
Each Participant who is among the individuals identified as a "key employee" in accordance with part (a) of this Section shall be treated as a Specified Employee for purposes of this Plan if such Participant experiences a Separation from Service during the 12-month period that begins on the April 1st following the applicable identification date.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

1.29	"Trust" shall mean one or more trusts established by the Company in accordance with Article 15.

1.30
"Unforeseeable Emergency" shall mean a severe financial hardship of the Participant resulting from (a) an illness or accident of the Participant, the Participant's spouse, the Participant's Beneficiary or the Participant's dependent (as defined in Code Section 152 without regard to paragraphs (b)(1), (b)(2) and (d)(1)(b) thereof), (b) a loss of the Participant's property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined by the Company based on the relevant facts and circumstances.

1.31
"Years of Service" shall mean the total number of full years in which a Participant has been employed by one or more Employers.  For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee's date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date.  A partial year of employment shall not be treated as a Year of Service.

ARTICLE 2
Selection, Enrollment, Eligibility

2.1
Selection by Committee.  Participation in the Plan shall be limited to, as determined by the Committee in its sole discretion, a select group of management or highly compensated Employees.  From that group, the Committee shall select, in its sole discretion, those individuals who may actually participate in this Plan.

2.2	Enrollment and Eligibility Requirements; Commencement of Participation.

(a)
As a condition to participation, selected Employee shall complete, execute and return to the Company a Plan Agreement, an Election Form and a Beneficiary Designation Form by the deadline(s) established by the Company in accordance with the applicable provisions of this Plan.  In addition, the Company shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

(b)
Each Employee who is eligible to participate in the Plan shall commence participation in the Plan on the date that the Company determines that the Employee has met all enrollment requirements set forth in this Plan and required by the Company, including returning all required documents to the Company within the specified time period.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

(c)	If an Employee fails to meet all requirements established by the Company within the period required, that Employee shall not be eligible to participate in the Plan during such Plan Year.

ARTICLE 3
Deferral Commitments/Company Contribution Amounts/
Company Restoration Matching Amounts/Vesting/Crediting/Taxes

3.1	Minimum Deferrals.

(a)
Base Salary and Annual Incentive.  For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, an aggregate minimum of $5,000 of Base Salary and/or Annual Incentive.  If an election is made for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero.

(b)
Short Plan Year.  Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the minimum Annual Deferral Amount shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2	Maximum Deferral.

(a)
Annual Deferral Amount.  For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary and/or Annual Incentive up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
Base Salary	90%
Annual Incentive	100%

(b)
Short Plan Year.  Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, then to the extent required by Section 3.3 and Code Section 409A and related Treasury Regulations, the maximum amount of the Participant's Base Salary and/or Annual Incentive that may be deferred by the Participant for the Plan Year shall be determined by applying the percentages set forth in Section 3.2(a) to the portion of such compensation attributable to services performed after the date that the Participant's deferral election is made.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

3.3	Timing of Deferral Elections; Effect of Election Form.

(a)
General Timing Rule for Deferral Elections.  Except as otherwise provided in this Section 3.3, in order for a Participant to make a valid election to defer Base Salary and/or Annual Incentive, the Participant must submit an Election Form on or before the deadline established by the Company, which in no event shall be later than the December 31st preceding the Plan Year in which such compensation will be earned.

Any deferral election made in accordance with this Section 3.3(a) shall be irrevocable; provided, however, that if the Company permits or requires Participants to make a deferral election by the deadline described above for an amount that qualifies as Performance-Based Compensation, the Company may permit a Participant to subsequently change his or her deferral election for such compensation by submitting a new Election Form in accordance with Section 3.3(c) below.

(b)
Timing of Deferral Elections for Newly Eligible Plan Participants.  A Director or selected Employee who first becomes eligible to participate in the Plan on or after the beginning of a Plan Year, as determined in accordance with Treas. Reg. § 1.409A-2(a)(7)(ii) and the "plan aggregation" rules provided in Treas. Reg. § 1.409A-1(c)(2), may be permitted to make an election to defer the portion of Base Salary and/or Annual Incentive attributable to services to be performed after such election, provided that the Participant submits an Election Form on or before the deadline established by the Company, which in no event shall be later than 30 days after the Participant first becomes eligible to participate in the Plan.

If a deferral election made in accordance with this Section 3.3(b) relates to compensation earned based upon a specified performance period, the amount eligible for deferral shall be equal to (i) the total amount of compensation for the performance period, multiplied by (ii) a fraction, the numerator of which is the number of days remaining in the service period after the Participant's deferral election is made, and the denominator of which is the total number of days in the performance period.

Any deferral election made in accordance with this Section 3.3(b) shall become irrevocable no later than the 30th day after the date the Director or selected Employee becomes eligible to participate in the Plan.

(c)
Timing of Deferral Elections for Performance-Based Compensation.  Subject to the limitations described below, the Company may determine that an irrevocable deferral election for an amount that qualifies as Performance-Based Compensation may be made by submitting an Election Form on or before the deadline established by the Company, which in no event shall be later than 6 months before the end of the performance period.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

In order for a Participant to be eligible to make a deferral election for Performance-Based Compensation in accordance with the deadline established pursuant to this Section 3.3(c), the Participant must have performed services continuously from the later of (i) the beginning of the performance period for such compensation, or (ii) the date upon which the performance criteria for such compensation are established, through the date upon which the Participant makes the deferral election for such compensation.  In no event shall a deferral election submitted under this Section 3.3(c) be permitted to apply to any amount of Performance-Based Compensation that has become readily ascertainable.

3.4
Withholding and Crediting of Annual Deferral Amounts.  For each Plan Year, the Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Salary.  The Annual Incentive portion of the Annual Deferral Amount shall be withheld at the time the Annual Incentive is or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.  Annual Deferral Amounts shall be credited to the Participant's Annual Account for such Plan Year at the time such amounts would otherwise have been paid to the Participant.

3.5	Company Contribution Amount.

(a)
For each Plan Year, an Employer may be required to credit amounts to a Participant's Annual Account in accordance with employment or other agreements entered into between the Participant and the Employer, which amounts shall be part of the Participant's Company Contribution Amount for that Plan Year.  Such amounts shall be credited to the Participant's Annual Account for the applicable Plan Year on the date or dates prescribed by such agreements.

(b)
For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant's Annual Account under this Plan, which amount shall be part of the Participant's Company Contribution Amount for that Plan Year.  The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Company Contribution Amount for that Plan Year.  The Company Contribution Amount described in this Section 3.5(b), if any, shall be credited to the Participant's Annual Account for the applicable Plan Year on a date or dates to be determined by the Company.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

(c)
If not otherwise specified in the Participant's employment or other agreement entered into between the Participant and the Employer, the amount (or the method or formula for determining the amount) of a Participant's Company Contribution Amount shall be set forth in writing in one or more documents, which shall be deemed to be incorporated into this Plan in accordance with Section 1.23, no later than the date on which such Company Contribution Amount is credited to the applicable Annual Account of the Participant.

3.6
Investment of Trust Assets.  The Trustee of the Trust shall be authorized, upon written instructions received from the Company or investment manager appointed by the Company, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of stock and reinvestment of the proceeds in one or more investment vehicles designated by the Company.

3.7	Vesting.

(a)
A Participant shall at all times be 100% vested in the portion of his or her Account Balance attributable to Annual Deferral Amounts, plus amounts credited or debited on such amounts pursuant to Section 3.8.

(b)
The Committee, in its sole discretion, will determine over what period of time and in what percentage increments a Participant shall vest in his or her Company Contribution Account.  The Committee may credit some Participants with larger or smaller vesting percentages that other Participants, and the vesting percentage credited to any Participant for a Plan Year may be zero, even though one or more other Participants have a greater vesting percentage credited to them for that Plan Year.

(c)
Notwithstanding anything to the contrary contained in this Section 3.7, in the event of a Change in Control, or upon a Participant's  Separation from Service on or after qualifying for Retirement, any amounts that are not vested in accordance with Section 3.7(b) above, shall immediately become 100% vested.

(d)
Notwithstanding subsection 3.7(c) above, the vesting schedule for a Participant shall not be accelerated upon a Change in Control to the extent that the Committee determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective.  In the event of such a determination, the Participant may request independent verification of the Committee's calculations with respect to the application of Section 280G.  In such case, the Committee must provide to the Participant within 90 days of such a request an opinion from a nationally recognized accounting firm selected by the Participant (the "Accounting Firm").  The opinion shall state the Accounting Firm's opinion that any limitation in the vested percentage hereunder is necessary to avoid the limits of Section 280G and contain supporting calculations.  The cost of such opinion shall be paid for by the Company.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

3.8
Crediting/Debiting of Account Balances.  In accordance with, and subject to, the rules and procedures that are established from time to time by the Company, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

(a)
Measurement Funds.  The Participant may elect one or more of the measurement funds selected by the Company, in its sole discretion, which are based on certain mutual funds (the "Measurement Funds"), for the purpose of crediting or debiting additional amounts to his or her Account Balance.  As necessary, the Company may, in its sole discretion, discontinue, substitute or add a Measurement Fund.  Each such action will take effect as of the first day of the first calendar quarter that begins at least 30 days after the day on which the Company gives Participants advance written notice of such change.

(b)
Election of Measurement Funds.  A Participant, in connection with his or her initial deferral election in accordance with Section 3.3 above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.8(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance.  If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant's Account Balance shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Company, in its sole discretion.  The Participant may (but is not required to) elect, by submitting an Election Form to the Company that is accepted by the Company, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.  If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Company, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.  Notwithstanding the foregoing, the Company, in its sole discretion, may impose limitations on the frequency with which one or more of the Measurement Funds elected in accordance with this Section 3.8(b) may be added or deleted by such Participant; furthermore, the Company, in its sole discretion, may impose limitations on the frequency with which the Participant may change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

(c)
Proportionate Allocation.  In making any election described in Section 3.8(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance or Measurement Fund, as applicable, to be allocated/reallocated.

(d)
Crediting or Debiting Method.  The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant's Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.

(e)
No Actual Investment.  Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund.  In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves.  Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.9	FICA and Other Taxes.

(a)
Annual Deferral Amounts.  For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Salary or Annual Incentive that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes on such Annual Deferral Amount.  If necessary, the Company may reduce the Annual Deferral Amount in order to comply with this Section 3.9.

(b)
Company Contribution Amounts.  When a Participant becomes vested in a portion of his or her Account Balance attributable to any Company Contribution Amounts, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Salary or Annual Incentive that is not deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes on such amounts.  If necessary, the Company may reduce the vested portion of the Participant's Company Contribution Amount in order to comply with this Section 3.9.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

(c)
Distributions.  The Participant's Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

ARTICLE 4
Scheduled Distribution; Unforeseeable Emergencies

4.1
Scheduled Distributions.  In connection with each election to defer an Annual Deferral Amount, a Participant may elect to receive all or a portion of such Annual Deferral Amount, plus amounts credited or debited on that amount pursuant to Section 3.8, in the form of a lump sum payment, calculated as of the close of business on or around the Benefit Distribution Date designated by the Participant in accordance with this Section (a "Scheduled Distribution").  The Benefit Distribution Date for the amount subject to a Scheduled Distribution election shall be the first day of any Plan Year designated by the Participant, which may be no sooner than 3 Plan Years after the end of the Plan Year to which the Participant's deferral election relates, unless otherwise provided on an Election Form approved by the Company.

Subject to the other terms and conditions of this Plan, each Scheduled Distribution elected shall be paid out during a 60 day period commencing immediately after the Benefit Distribution Date.  By way of example, if a Scheduled Distribution is elected for Annual Deferral Amounts that are earned in the Plan Year commencing January 1, 2008, the earliest Benefit Distribution Date that may be designated by a Participant would be January 1, 2012, and the Scheduled Distribution would be paid out during the 60 day period commencing immediately after such Benefit Distribution Date.

4.2
Postponing Scheduled Distributions.  A Participant may elect to postpone a Scheduled Distribution described in Section 4.1 above, and have such amount paid out during a 60 day period commencing immediately after an allowable alternative Benefit Distribution Date designated in accordance with this Section 4.2.  In order to make such an election, the Participant must submit an Election Form to the Company in accordance with the following criteria:

(a)	The election of the new Benefit Distribution Date shall have no effect until at least 12 months after the date on which the election is made;

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

(b)
The new Benefit Distribution Date selected by the Participant for such Scheduled Distribution must be the first day of a Plan Year that is no sooner than 5 years after the previously designated Benefit Distribution Date; and

(c)	The election must be made at least 12 months prior to the Participant's previously designated Benefit Distribution Date for such Scheduled Distribution.

For purposes of applying the provisions of this Section 4.2, a Participant's election to postpone a Scheduled Distribution shall not be considered to be made until the date on which the election becomes irrevocable.  Such an election shall become irrevocable no later than the date that is 12 months prior to the Participant's previously designated Benefit Distribution Date for such Scheduled Distribution.

4.3
Other Benefits Take Precedence Over Scheduled Distributions.  Should an event occur prior to any Benefit Distribution Date designated for a Scheduled Distribution that would trigger a benefit under Articles 5 through 8, as applicable, all amounts subject to a Scheduled Distribution election shall be paid in accordance with the other applicable provisions of the Plan and not in accordance with this Article 4.

4.4	Unforeseeable Emergencies.

(a)
If a Participant experiences an Unforeseeable Emergency prior to the occurrence of a distribution event described in Articles 5 through 8, as applicable, the Participant may petition the Company to receive a partial or full payout from the Plan.  The payout, if any, from the Plan shall not exceed the lesser of (i) the Participant's vested Account Balance, calculated as of the close of business on or around the Benefit Distribution Date for such payout, as determined by the Company in accordance with provisions set forth below, or (ii) the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay Federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution.  A Participant shall not be eligible to receive a payout from the Plan to the extent that the Unforeseeable Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by cessation of deferrals under this Plan.

If the Company, in its sole discretion, approves a Participant's petition for payout from the Plan, the Participant's Benefit Distribution Date for such payout shall be the date on which such Company approval occurs and such payout shall be distributed to the Participant in a lump sum no later than 60 days after such Benefit Distribution Date.  In addition, in the event of such approval the Participant's outstanding deferral elections under the Plan shall be cancelled.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

(b)
A Participant's deferral elections under this Plan shall also be cancelled to the extent the Company determines that such action is required for the Participant to obtain a hardship distribution from an Employer's 401(k) Plan pursuant to Treas. Reg. § 1.401(k)-l(d)(3).

ARTICLE 5
Retirement Benefit

5.1
Retirement Benefit.  If a Participant experiences a Separation from Service that qualifies as a Retirement, the Participant shall be eligible to receive his or her vested Account Balance in either a lump sum or annual installment payments, as elected by the Participant in accordance with Section 5.2 (the "Retirement Benefit").  A Participant's Retirement Benefit shall be calculated as of the close of business on or around the applicable Benefit Distribution Date for such benefit, which shall be (i) the first day after the end of the 6-month period immediately following the date on which the Participant experiences such Separation from Service if the Participant is a Specified Employee, and (ii) for all other Participants, the earlier of (a) the March 1st immediately following the  date on which the Participant experiences such Separation from Service or (b) the September 1st immediately following the date on which the Participant experiences a Separation from Service; provided, however, if a Participant changes the form of distribution for one or more Annual Accounts in accordance with Section 5.2(b), the Benefit Distribution Date for the Annual Account(s) subject to such change shall be determined in accordance with Section 5.2(b).

5.2	Payment of Retirement Benefit.

(a)
In connection with a Participant's election to defer an Annual Deferral Amount, the Participant shall elect the form in which his or her Annual Account for such Plan Year will be paid.  The Participant may elect to receive each Annual Account in the form of a lump sum or pursuant to an Annual Installment Method of 5, 10 or 15 years.  If a Participant does not make any election with respect to the payment of an Annual Account, then the Participant shall be deemed to have elected to receive such Annual Account as a lump sum.

(b)	A Participant may change the form of payment for an Annual Account by submitting an Election Form to the Company in accordance with the following criteria:

(i)  The election shall not take effect until at least 12 months after the date on which the election is made;

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

(ii)	The new Benefit Distribution Date for such Annual Account shall be 5 years after the Benefit Distribution Date that would otherwise have been applicable to such Annual Account; and

(iii)	The election must be made at least 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to such Annual Account.

For purposes of applying the provisions of this Section 5.2(b), a Participant's election to change the form of payment for an Annual Account shall not be considered to be made until the date on which the election becomes irrevocable.  Such an election shall become irrevocable no later than the date that is 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to such Annual Account.  Subject to the requirements of this Section 5.2(b), the Election Form most recently accepted by the Company that has become effective for an Annual Account shall govern the form of payout of such Annual Account.

(c)
The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the applicable Benefit Distribution Date.  Remaining installments, if any, shall continue in accordance with the Participant's election for each Annual Account and shall be paid no later than 60 days after each anniversary of the Benefit Distribution Date.

ARTICLE 6
Termination Benefit

6.1
Termination Benefit.  If a Participant experiences a Separation from Service that does not qualify as a Retirement, the Participant shall receive his or her vested Account Balance in the form of a lump sum payment (the "Termination Benefit").  A Participant's Termination Benefit shall be calculated as of the close of business on or around the Benefit Distribution Date for such benefit, which shall be (i) the later of (a) the 60th day of the Plan Year next following the Plan Year in which the Participant experiences a Separation from Service or (b) the first day after the end of the 6-month period immediately following the date on which the Participant experiences such Separation from Service if the Participant is a Specified Employee, and (ii) for all other Participants, the 60th day of the Plan year next following the Plan year in which the Participant experiences a Separation from Service.

6.2	Payment of Termination Benefit. The Termination Benefit shall be paid to the Participant no later than 60 days after the Participant's Benefit Distribution Date.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

ARTICLE 7
Disability Benefit

7.1
Disability Benefit.  If a Participant becomes Disabled prior to the occurrence of a distribution event described in Articles 5 and 6, as applicable, the Participant shall receive his or her vested Account Balance in the form of a lump sum payment (the "Disability Benefit").  The Disability Benefit shall be calculated as of the close of business on or around the Participant's Benefit Distribution Date for such benefit, which shall be the date on which the Participant becomes Disabled.

7.2	Payment of Disability Benefit. The Disability Benefit shall be paid to the Participant no later than 60 days after the Participant's Benefit Distribution Date.

ARTICLE 8
Death Benefit

8.1
Death Benefit.  In the event of a Participant's death prior to the complete distribution of his or her vested Account Balance, the Participant's Beneficiary(ies) shall receive the Participant's unpaid vested Account Balance in a lump sum payment (the "Death Benefit").  The Death Benefit shall be calculated as of the close of business on or around the Benefit Distribution Date for such benefit, which shall be the date on which the Company is provided with proof that is satisfactory to the Company of the Participant's death.

8.2	Payment of Death Benefit. The Death Benefit shall be paid to the Participant's Beneficiary(ies) no later than 60 days after the Participant's Benefit Distribution Date.

ARTICLE 9
Beneficiary Designation

9.1
Beneficiary.  Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant.  The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2
Beneficiary Designation; Change.  A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Company or its designated agent.  A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Company's rules and procedures, as in effect from time to time.  Upon the acceptance by the Company of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled.  The Company shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Company prior to his or her death.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

9.3	Acknowledgement. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Company or its designated agent.

9.4
No Beneficiary Designation.  If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse.  If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

9.5
Doubt as to Beneficiary.  If the Company has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Company shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Company's satisfaction.

9.6
Discharge of Obligations.  The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 10
Leave of Absence

10.1
Paid Leave of Absence.  If a Participant is authorized by the Participant's Employer to take a paid leave of absence from the employment of the Employer, and such leave of absence does not constitute a Separation from Service, (a) the Participant shall continue to be considered eligible for the benefits provided under the Plan, and (b) the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

10.2
Unpaid Leave of Absence.  If a Participant is authorized by the Participant's Employer to take an unpaid leave of absence from the employment of the Employer for any reason, and such leave of absence does not constitute a Separation from Service, such Participant shall continue to be eligible for the benefits provided under the Plan.  During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections.  However, if the Participant returns to employment, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan, provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

ARTICLE 11
Termination of Plan, Amendment or Modification

11.1
Termination of Plan.  Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future.  Accordingly, the Company reserves the right to terminate the Plan with respect to all of its Participants.  In the event of a Plan termination no new deferral elections shall be permitted for the affected Participants and such Participants shall no longer be eligible to receive new company contributions.  However, after the Plan termination the Account Balances of such Participants shall continue to be credited with Annual Deferral Amounts attributable to a deferral election that was in effect prior to the Plan termination to the extent deemed necessary to comply with Code Section 409A and related Treasury Regulations, and additional amounts shall continue to credited or debited to such Participants' Account Balances pursuant to Section 3.8.  The Measurement Funds available to Participants following the termination of the Plan shall be comparable in number and type to those Measurement Funds available to Participants in the Plan Year preceding the Plan Year in which the Plan termination is effective.  In addition, following a Plan termination, Participant Account Balances shall remain in the Plan and shall not be distributed until such amounts become eligible for distribution in accordance with the other applicable provisions of the Plan.  Notwithstanding the preceding sentence, to the extent permitted by Treas. Reg. § 1.409A-3(j)(4)(ix), the Company may provide that upon termination of the Plan, all Account Balances of the Participants shall be distributed, subject to and in accordance with any rules established by the Company deemed necessary to comply with the applicable requirements and limitations of Treas. Reg. § 1.409A-3(j)(4)(ix).

11.2
Amendment.  The Company may, at any time, amend or modify the Plan in whole or in part.  Notwithstanding the foregoing, (i) no amendment or modification shall be effective to decrease the value of a Participant's vested Account Balance in existence at the time the amendment or modification is made, and (ii) no amendment or modification of this Section 11.2 or Section 12.2 of the Plan shall be effective.

11.3
Plan Agreement.  Despite the provisions of Sections 11.1, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

11.4
Effect of Payment.  The full payment of the Participant's vested Account Balance in accordance with the applicable provisions of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan, and the Participant's Plan Agreement shall terminate.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

ARTICLE 12
Administration

12.1
Committee.  Members of the Committee may be Participants under this Plan.  The Committee shall also have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, and (b) decide or resolve any and all questions, including benefit entitlement determinations and interpretations of this Plan, as may arise in connection with the Plan.  Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself.  When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

12.2
Administration Upon Change In Control.  Within 120 days following a Change in Control, the individuals who comprised the Committee immediately prior to the Change in Control (whether or not such individuals are members of the Committee following the Change in Control) may, by written consent of the majority of such individuals, appoint an independent third party administrator (the "Administrator") to perform any or all of the Committee's duties described in Section 12.1 above, including without limitation, the power to determine any questions arising in connection with the administration or interpretation of the Plan, and the power to make benefit entitlement determinations.  Upon and after the effective date of such appointment, (a) the Company must pay all reasonable administrative expenses and fees of the Administrator, and (b) the Administrator may only be terminated with the written consent of the majority of Participants with an Account Balance in the Plan as of the date of such proposed termination.

12.3
Agents.  In the administration of this Plan, the Committee or the Administrator, as applicable, may, from time to time, employ agents and delegate to them or to any Employee such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel.

12.4
Binding Effect of Decisions.  The decision or action of the Committee or Administrator, as applicable, with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.5
Indemnity of Committee.  All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

12.6
Employer Information.  To enable the Committee and/or Administrator to perform its functions, the Company shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the compensation of its Participants, the date and circumstances of the Separation from Service, Disability or death of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 13
Other Benefits and Agreements

13.1
Coordination with Other Benefits.  The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer.  The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 14
Claims Procedures

14.1
Presentation of Claim.  Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Company a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant.  All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.

14.2
Notification of Decision.  The Company shall consider a Claimant's claim within a reasonable time, but no later than 90 days after receiving the claim.  If the Company determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 day period.  In no event shall such extension exceed a period of 90 days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Company expects to render the benefit determination.  The Company shall notify the Claimant in writing:

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

(a)	that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

(b)
that the Company has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 14.3 below; and

(v)	a statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

14.3
Review of a Denied Claim.  On or before 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim.  The Claimant (or the Claimant's duly authorized representative):

(a)
may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

14.4
Decision on Review.  The Committee shall render its decision on review promptly, and no later than 60 days after the Committee receives the Claimant's written request for a review of the denial of the claim.  If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60 day period.  In no event shall such extension exceed a period of 60 days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.  In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)
a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits; and

(d)	a statement of the Claimant's right to bring a civil action under ERISA Section 502(a).

14.5
Legal Action.  A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 15
Trust

15.1
Establishment of the Trust.  In order to provide assets from which to fulfill its obligations to the Participants and their Beneficiaries under the Plan, the Company may establish a trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan (the "Trust").

15.2
Interrelationship of the Plan and the Trust.  The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan.  The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust.  Each Employer shall at all times remain liable to carry out its obligations under the Plan.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

15.3
Distributions From the Trust.  Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

ARTICLE 16
Miscellaneous

16.1
Status of Plan.  The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1).  The Plan shall be administered and interpreted (a) to the extent possible in a manner consistent with the intent described in the preceding sentence, and (b) in accordance with Code Section 409A and related Treasury guidance and Regulations.

16.2
Unsecured General Creditor.  Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer.  For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer.  An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.3
Employer's Liability.  An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant.  An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.4
Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5
Not a Contract of Employment.  The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant.  Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement.  Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

16.6
Furnishing Information.  A Participant or his or her Beneficiary will cooperate with the Company by furnishing any and all information requested by the Company and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Company may deem necessary.

16.7
Terms.  Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9
Governing Law.  Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the Commonwealth of Massachusetts without regard to its conflicts of laws principles.

16.10
Notice.  Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Compensation Committee
Thermo Fisher Scientific Inc.
81 Wyman Street
Waltham, MA 02451

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

16.11
Successors.  The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

16.12
Spouse's Interest.  The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

16.13
Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.14
Incompetent.  If the Company determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Company may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Company may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.15
Domestic Relations Orders.  If necessary to comply with a domestic relations order, as defined in Code Section 414(p)(1)(B), pursuant to which a court has determined that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan, the Company shall have the right to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to such spouse or former spouse.

16.16
Distribution in the Event of Income Inclusion Under Code Section 409A.  If any portion of a Participant's Account Balance under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to comply with the requirements of Code Section 409A and related Treasury Regulations, the Company may determine that such Participant shall receive a distribution from the Plan in an amount equal to the lesser of (i) the portion of his or her Account Balance required to be included in income as a result of the failure of the Plan to comply with the requirements of Code Section 409A and related Treasury Regulations, or (ii) the unpaid vested Account Balance.

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

16.17
Deduction Limitation on Benefit Payments.  If an Employer reasonably anticipates that the Employer's deduction with respect to any distribution from this Plan would be limited or eliminated by application of Code Section 162(m), then to the extent permitted by Treas. Reg. § 1.409A-2(b)(7)(i), payment shall be delayed as deemed necessary to ensure that the entire amount of any distribution from this Plan is deductible.  Any amounts for which distribution is delayed pursuant to this Section shall continue to be credited/debited with additional amounts in accordance with Section 3.8.  The delayed amounts (and any amounts credited thereon) shall be distributed to the Participant (or his or her Beneficiary in the event of the Participant's death) at the earliest date the Employer reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m).  In the event that such date is determined to be after a Participant's Separation from Service and the Participant to whom the payment relates is determined to be a Specified Employee, then to the extent deemed necessary to comply with Treas. Reg. § 1.409A-3(i)(2), the delayed payment shall not made before the end of the six-month period following such Participant's Separation from Service.

16.18
Insurance.  The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Employers may choose.  The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance.  The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

IN WITNESS WHEREOF, the Company has signed this Plan document on the 22nd  day of October, 2007, to be effective as of January 1, 2005.

Thermo Fisher Scientific Inc., A Delaware corporation

By:	/s/ Seth Hoogasian
Title:	Senior Vice President, General Counsel and
Secretary

Thermo Fisher Scientific Inc.
2005 Deferred Compensation Plan
Master Plan Document

APPENDIX A
LIMITED TRANSITION RELIEF FOR DISTRIBUTION ELECTIONS MADE
AVAILABLE IN ACCORDANCE WITH NOTICE 2006-79

The capitalized terms below shall have the same meaning as provided in Article 1 of the Plan.

Opportunity to Make New (or Revise Existing) Distribution Elections.  Notwithstanding the required deadline for the submission of an initial distribution election under the Plan, the Company may, to the extent permitted by Notice 2006-79, provide a limited period in which Participants may make new distribution elections, or revise existing distribution elections, with respect to amounts subject to the terms of the Plan, by submitting an Election Form on or before the deadline established by the Company, which in no event shall be later than December 31, 2007.  Any distribution election(s) made by a Participant, and accepted by the Company, in accordance with this Appendix A shall not be treated as a change in either the form or timing of a Participant's benefit payment for purposes of Code Section 409A or the Plan.  If any distribution election submitted by a Participant in accordance with this Appendix A either (a) relates to an amount that would otherwise be paid to the Participant in 2007, or (b) would cause an amount to be paid to the Participant in 2007, such election shall not be effective.